January 31, 2012

San West, Inc.
10350 Mission Gorge Road
Santee, CA 92071

Re: Letter of Resignation from Board of Directors

Dear Board Member:

I hereby resign effective January 26, 2012 from my position as Director on the San West, Inc. Board of Directors. I have no disagreements with the Company and the Company does not have any disagreements with me. I am resigning to pursue other interests and wish the Board and Company continued success.

It has been my personal pleasure to know and work with you.

Sincerely,

Richard Gonzales

1/26/2012